Exhibit 10.1

EQUITY GRANT AGREEMENT
(Time-Vesting)
This Equity Grant Agreement (this “Agreement”), dated as of the date shown on the signature page attached hereto, is made and entered into effective between FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), and the undersigned executive officer of the Company (“Grantee”).
W I T N E S S E T H:
WHEREAS, the Compensation Committee and Board of Directors of the Company has adopted the FelCor Lodging Trust Incorporated 2014 Equity Compensation Plan (as amended, supplemented, modified, superseded or replaced through the date hereof, the “Plan”); and
WHEREAS, the stockholders of the Company have approved the Plan; and
WHEREAS, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the Company to grant to the Grantee the right to receive shares of common stock of the Company (“Common Stock”), whether awarded directly or in respect to Restricted Stock Units, and certain other consideration on the terms and conditions herein set forth.
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1.Incorporation of the Plan; Certain Definitions. A copy of the Plan, as amended, is attached hereto and hereby incorporated herein by reference, and all of the terms, conditions and provisions contained therein shall be deemed to be terms, conditions and provisions of this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan. As used in this Agreement:
“Award Year” means the calendar year in which the Grant Date occurs.
“Cause” means Grantee: (i) is convicted of or pleads nolo contendere to a felony; (ii) commits fraud or a material act or omission involving dishonesty with respect to the Company or any of its respective employees, customers or affiliates, as reasonably determined by the Company; (iii) willfully fails or refuses to carry out any material responsibilities assigned to Grantee, as reasonably determined by the Company; (iv) engages in gross negligence, willful misconduct, or a pattern of behavior which has had or is reasonably likely to have a material adverse effect on the Company, as reasonably determined by the Company; or (v) willfully engages in any act or omission which is in material violation of the Company’s Code of Business Code and Ethics or its Insider Trading Policy, such as they now exist or hereafter are supplemented, amended, modified or restated, including, but not limited to, engaging in insider transactions, disclosing a proposed or pending business transaction, receiving preferential treatment or gifts, failing to disclose conflicts of interest, disseminating inside information, and/or taking advantage of corporate opportunities for personal benefit.

“Change in Control” means any transaction or series of related transactions as a consequence of which (i) the Company (x) is not the surviving entity in any merger or consolidation (or survives only as a subsidiary or another entity), (y) sells all or substantially all of its assets to any person or entity (other than a subsidiary of the Company) or (z) is to be dissolved and liquidated or (ii) (x) a person or entity, or persons or entities working in concert, have obtained the ability to elect a majority of the Company’s Board of Directors or (y) a majority of the Company’s Board of Directors is comprised of directors who were not elected by the Company’s stockholders prior to such transaction or series of related transactions.
“Good Reason” means (i) the assignment to Grantee of any duties inconsistent with Grantee’s status as a senior executive officer of the Company or any substantial reduction in or restriction upon the nature, status or extent of Grantee’s responsibilities or authority; (ii) a reduction by the Company in Grantee’s annual base salary, as in effect immediately prior to such reduction, except for across-the-board salary reductions similarly affecting all executives of the Company; and (iii) any circumstance constituting “Good Reason” following a “Change in Control of the Company” as those terms are defined in the Change in Control and Severance Agreement dated as of October 23, 2007; provided, however, that any such termination shall not be treated as termination for Good Reason unless Grantee shall have delivered a written notice to the Company within ninety (90) days of the initial existence of the factual basis for such termination stating his intention to terminate his employment for Good Reason, specifying the factual basis for such termination and affording the Company the opportunity for thirty (30) days thereafter to cure the underlying reason, if any, for such termination. Such termination must occur within a period of time that does not exceed two (2) years from the initial existence of any of the Good Reason conditions specified above.
“Grant Amount” means the number of shares of Common Stock shown on the signature page hereof.
“Grant Date” means the date of this Agreement.
“Vesting Date” means (i) with respect to the first one-half of the Award, December 27th of the second calendar year immediately following the Award Year (or, if that day is not a business day, the very next business day), and (ii) with respect to the remaining one-half of the Award, December 27th of the third calendar year immediately following the Award Year (or, if that day is not a business day, the very next business day), or in each such case, such earlier date upon which the shares and other compensation subject to vesting in accordance with this Agreement, any other agreement between Grantee and the Company or any applicable Company policy are permitted to vest. Notwithstanding the foregoing:

a.
if the status of Grantee as an Employee under the Plan shall terminate as a consequence of Grantee’s retirement and Grantee is at least 60 years old at the time of Grantee’s retirement, the entire Award shall vest as of Grantee’s last day of employment with the Company immediately preceding separation from service on account of retirement. If Grantee is a “specified employee” (within the meaning of Code Section 409A) on the date of his “separation from service” (within the meaning of Code Section 409A), any payments of Vested Shares that are nonqualified deferred compensation made with respect to such separation from service under this Agreement, will be delayed in order to comply with Code Section 409A(a)(2)(B)(i), and such payments or benefits will be paid or distributed to the Grantee on the earlier of: (i) the expiration of the six-month period measured from the date of Grantee’s separation from service on account of retirement, or (ii) the date of Grantee’s death. Upon the expiration of the applicable six-month period under Code Section 409A(a)(2)(B)(i), all payments deferred pursuant to this clause a will be paid to Grantee (or Grantee’s surviving spouse, or, if none, Grantee’s estate, in the event of Employee’s death) in a lump sum payment;

b.
if the status of Grantee as an Employee under the Plan shall terminate by reason of the death of Grantee or the Disability of Grantee, the entire Award shall be accelerated to vest on the last business day immediately preceding Grantee’s Death or determination of Disability;

c.
if the status of Grantee as an Employee under the Plan shall terminate by reason of a termination by the Company other than for Cause, or by Grantee for Good Reason, the entire Award shall be accelerated to vest on the last business day immediately preceding Grantee’s date of termination of employment;

d.	in connection with a Change in Control, vesting of the entire Award shall be accelerated to the last business day immediately preceding such Change in Control; and

e.
to the extent the Company and Grantee are parties to an employment agreement, change in control and severance agreement or similar agreement (each, an “Other Agreement”) that provides for accelerated vesting of equity-based compensation and related benefits, the entire Award shall vest on the earlier of (x) the date provided for in this Agreement without reference to any such Other Agreement and (y) the earliest date provided for in any such Other Agreement.

“Vesting Period” mean the period beginning on the Grant Date and ending on the relevant Vesting Date(s).
1. Grant. As authorized by the Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Grantee an Award of Restricted Stock Units corresponding to the Grant Amount entitling Grantee to receive on each of the Vesting Dates shares of Common Stock in the increments set forth in the definition of Vesting Dates, as a matter of separate inducement and agreement in connection with his employment, but not in lieu of any salary or other compensation for his services. Dividends and other distributions earned (based upon the record date) with respect to Common Stock from the Grant Date through the applicable Vesting Date shall accrue when otherwise paid by the Company and shall, in accordance with the Plan, be paid with respect to Vested Shares on the date they vest.
2. Applicable Payroll Taxes; Withholding. Cash payments made in respect of accrued dividends and other distributions in respect of Vested Shares shall be made net of applicable income, employment and other required tax withholding (“Payroll Tax”). In connection with the issuance of Vested Shares, for purposes of satisfying applicable Payroll Tax withholding requirements, the Company shall withhold that number of Vested Shares equal in value to the statutory amount of Payroll Tax to be paid in respect of Grantee’s earning Vested Shares; provided, however, that, alternatively Grantee may elect, at any time prior to the Vesting Date, to have the Company withhold a different number of Vested Shares, so long as such different number has a value that is neither less than the minimum or more than the maximum statutory amount of Payroll Tax to be paid in respect of Grantee’s earning Vested Shares. For purposes of this Section 3, the value of Vested Shares on the Vesting Date shall be determined based upon the fair market value of such shares, determined exclusively by reference to the closing price as reported by the New York Stock Exchange of shares of the Company’s Common Stock on the day immediately preceding the Vesting Date (or the nearest practicable trading day preceding the Vesting Date if such day is not a trading day).
3. Reservation of Shares; Forfeiture. The Committee has caused the Company to set aside a sufficient number of shares of Common Stock for issuance to Grantee hereunder on the Vesting Date. Any such reserved shares that do not vest in accordance with the terms of this Agreement shall be automatically forfeited and returned to the status of authorized but unissued shares under the Plan. If the status of Grantee as an Employee under the Plan shall terminate prior to the Vesting Date for any reason other than as contemplated in clauses

a, b, c, d and e of the definition of Vesting Date, the Award shall immediately terminate and be forfeited by Grantee without the payment of any consideration by the Company, and neither Grantee nor any of Grantee’s successors, heirs, assigns or legal representatives shall thereafter have any further rights or interest in the Award or underlying shares or other benefits so forfeited or any certificates evidencing the same.
4. Disputes. If a dispute should arise between the Company and Grantee relating to the rights, duties or obligations of Grantee hereunder or under the Plan with respect to the Award granted hereby (or the underlying shares or other benefits), such dispute shall be resolved by the determination of the Committee, acting in good faith, which determination shall be final and binding upon the Company and Grantee, and pending such a determination and the resolution of all such disputes to the reasonable satisfaction of the Committee, (i) all shares potentially issuable, and other benefits and compensation potentially payable, by the Company to Grantee shall remain in the possession of the Company and subject to all of the terms of this Agreement, regardless of any intervening expiration of the Vesting Period, and (ii) any and all dividends payable with respect to any such shares held by the Company shall be received and held by the Company as custodian until all such disputes have been resolved to the reasonable satisfaction of the Committee, at which time the accumulated dividends then held by the Company shall be delivered (without interest thereon) to the person entitled to receive the shares with respect to which such dividends were originally paid.
5. Restrictions on Resale of Common Stock. If Vested Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, such Vested Shares may not be sold, transferred or assigned by Grantee absent such registration, unless an opinion of counsel satisfactory to the Company shall have been received by the Company to the effect that such sale, transfer or assignment will not be in violation of the Securities Act and the rules and regulations thereunder, or applicable state securities laws. Any certificate issued to Grantee to evidence Vested Shares that are not so registered may bear a legend to the foregoing effect.
6. Clawback Acknowledgement. Grantee hereby acknowledges that he has received a copy of the FelCor Lodging Trust Incorporated 2014 Equity Compensation Plan (the “Plan”) and has previously reviewed the “clawback” policy adopted by the Committee (including any modification, supplement, amendment or successor thereto, the “Clawback Policy”). Grantee acknowledges that he understands that his right to receive or keep compensation paid under this Agreement may be forfeited under circumstances contemplated by the Clawback Policy, to the extent applicable to him, and he hereby consents to forfeiture of such compensation under such circumstances as contemplated by the Clawback Policy.
7. Notices. All notices, surrenders and other communications required or allowed to be made or given in connection with the Award granted hereunder shall be in writing, shall be effective when received and shall be hand delivered or sent by registered or certified mail (i) if to the Company, to FelCor Lodging Trust Incorporated, 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062, Attention: General Counsel; or (ii) if to the Grantee, to the Grantee at the address set forth beneath Grantee’s signature hereto, or to such other address as to which Grantee may have notified the Company pursuant to this Section.
8. Binding Effect. This Agreement shall bind and, except as specifically provided in the Plan and this Agreement, shall inure to the benefit of, the respective Successors, heirs, legal representatives and assigns of the parties hereto.
9. Governing Law. This Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland.
IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the 19th day of September 2016.

COMPANY:
FELCOR LODGING TRUST INCORPORATED

By: /s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

GRANTEE:    /s/Troy A. Pentecost
Troy A. Pentecost

Grant Amount: RSUs corresponding to
77,761 shares of Common Stock

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